UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2020

Morgan Stanley Direct Lending Fund

(Exact name of registrant as specified in its charter)

Delaware	814-01332	84-2009506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1585 Broadway New York, NY		10036
(Address of principal executive offices)		(Zip Code)

1 212 761 4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2020, DLF Financing SPV LLC (“DLF LLC”), a wholly owned subsidiary of Morgan Stanley Direct Lending Fund (the “Company”) entered into a Revolving Credit and Security Agreement (the “Credit and Security Agreement”) with DLF LLC, as the borrower, BNP Paribas (“BNP”), as the administrative agent and lender, the Company, as the equityholder and as the servicer, and U.S. Bank National Association, as collateral agent, pursuant to which BNP has agreed to extend credit to DLF LLC in an aggregate principal amount up to $300 million at any one time outstanding (the “BNP Funding Facility”).

The BNP Funding Facility is a revolving funding facility with a reinvestment period ending October 13, 2023 and a final maturity date of October 13, 2025. Subject to certain conditions, the reinvestment period and final maturity are both subject to a one-year extension. Advances under the BNP Funding Facility are available in US dollars, pound sterling, Euro or Canadian dollars, and subject to certain exceptions, the interest charged on the BNP Funding Facility is based on LIBOR (Dollar), LIBOR (GBP), EURIBOR or CDOR, as applicable (or, if LIBOR (Dollar) is not available, a benchmark replacement or a “base rate” (which is the greater of a prime rate and the federal funds rate plus 0.50%), as applicable), plus a margin that generally ranges between 2.25% and 3.25% (depending on the types of assets such advances relate to), with a weighted average margin floor for all classes of advances of (i) 2.80% during the reinvestment period and (ii) 3.30% following the reinvestment period, with specific margins for non-US dollar advances as set forth in the Credit and Security Agreement.

The obligations of DLF LLC under the BNP Funding Facility are secured by all of the assets held by DLF LLC, including certain loans to be sold or transferred by the Company to DLF LLC pursuant to the terms of the Purchase and Sale Agreement (the “Purchase and Sale Agreement” and, together with the Credit and Security Agreement, the “Agreements”) between the Company and DLF LLC entered into in connection with the BNP Funding Facility, pursuant to which the Company will sell to DLF LLC certain loans it has originated or acquired, or will originate or acquire (the “Loans”) from time to time. Under the Agreements, the Company and DLF LLC, as applicable, have made representations and warranties regarding the Loans, as well as their businesses, and are required to comply with various covenants, servicing procedures, limitations on disposition of Loans, reporting requirements and other customary requirements for similar revolving funding facilities. The Credit and Security Agreement includes usual and customary events of default for revolving funding facilities of this nature, including allowing BNP, upon a default, to accelerate and foreclose on the Loans and to pursue the rights under the Loans directly with the obligors thereof. In connection with the entry into the BNP Funding Facility, DLF LLC also entered into various supporting documentation, including an account control agreement

Borrowings under the BNP Funding Facility are subject to various covenants under the Agreements as well as the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the BNP Funding Facility and is qualified in its entirety by reference to copies of the Credit and Security Agreement and the Purchase and Sale Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

Exhibit	Description

10.1	Revolving Credit and Security Agreement, dated as of October 14, 2020, among DLF Financing SPV LLC, as borrower, the lenders from time to time parties thereto, BNP Paribas, as administrative agent and lender, Morgan Stanley Direct Lending Fund, as equityholder and servicer, and U.S. Bank National Association, as collateral agent.

10.2	Purchase and Sale Agreement, dated as of October 14, 2020, between DLF Financing SPV LLC, as purchaser, and Morgan Stanley Direct Lending Fund, as seller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2020	MORGAN STANLEY DIRECT LENDING FUND

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer